UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) January 29, 2005

                        AMERICAN LEISURE HOLDINGS, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                 333-48312                   75-2877111
          -------                 ---------                   ----------
(State or other jurisdiction     (Commission                (IRS Employer
     Of incorporation)            File Number)            Identification No.)


               Park 80 Plaza East, Saddle Brook, New Jersey 07663
              -----------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (201) 226-2060


                                      N/A
                                      ---
                        (Former name or former address,
                          If changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.


     On January 29, 2005, American Leisure Holdings, Inc. (the "Company") authorized its wholly owned subsidiary, American Leisure Hospitality Group, Inc. ("Hospitality"), to enter into that certain Operating Agreement with Sonesta Orlando, Inc. ("Sonesta"), a wholly owned subsidiary of Sonesta International Hotels Corporation of Boston, Massachusetts.

     The Operating Agreement delegates to Sonesta substantially all of the hospitality responsibilities within the management of the Company's real estate development now called Sonesta Orlando at Tierra del Sol Resort (the "Resort"), a 972 unit vacation home destination resort to be built in Davenport, Florida, a small township in Polk County near Walt Disney World. The Operating Agreement is for an initial term of twenty (20) years (the "Term") beginning on the date (the "Commencement Date") that Sonesta assumes the responsibilities for the full hospitality business operations of the Resort. The Company expects the Commencement Date to be in the summer of 2006. Sonesta has the right to extend the Term for two additional periods of five (5) years each.

     The Resort will be owned by Tierra Del Sol Resort, Inc. ("TDSR"), a subsidiary of the Company. TDSR plans to construct the Resort in two phases consisting of 600 units, a clubhouse and certain resort amenities ("Phase 1") and 372 units and the balance of the resort amenities ("Phase 2"). TDSR is currently negotiating with a banking institution for the provision of a $95,000,000 conventional construction loan. TDSR is currently in negotiation with the same banking institution to underwrite the issue of approximately $27,000,000 of Community Development District Bonds ("CDD Bonds"). TDSR does not plan to begin construction of Phase 1 until it has a conventional construction loan and CDD Bonds in place. Sonesta is not obligated to assume the responsibilities for the full business operations of the Resort until Phase 1 has been constructed, accepted by Sonesta and 150 qualifying vacation homes have been conveyed to the purchasers who have enrolled to participate in a voluntary rental arrangement with Hospitality.

     The Operating Agreement reflects the hospitality nature of the management function in a resort environment that enables certain qualifying vacation homeowners to include their properties in a voluntary rental arrangement.

     Pursuant to the Operating Agreement, Sonesta will be paid a development service fee of $24,000 for the month of February 2005, and $8,000 per month thereafter through the Commencement Date. After the Commencement Date, Sonesta will be paid a base management and marketing fee equal to five percent (5%) of gross rental revenues (the "Base Management and Marketing Fee") provided that the minimum payment shall be an average of the monthly amounts of the Base Management and Marketing Fee paid for the previous six months or $15,000, whichever is greater. The minimum fee of $15,000 per month shall be paid for the first 18 months of the Term. Thereafter the minimum payment of $15,000 per month shall be deemed a draw against the Base Management and Marketing Fee actually earned by Sonesta. Sonesta will also receive 25% of the net operating profit and loss of the Resort earned by Hospitality (the "Incentive Share"). Alternatively, in lieu of the Incentive Share, Sonesta may make a one-time election prior to the Commencement Date to receive two and one-half percent (2.5%) of the gross revenues (including gross rental revenues) of the Resort reduced by revenues from the communications services provided to vacation homeowners and Resort guests, sums paid to and retained by Sonesta for the Base Management and Marketing Fee as well as certain rents paid to Hospitality (received in behalf of owners of certain of the Resort amenities) by the various homeowner associations, and local, county, state and tourist district taxes related to gross rental revenues from the transient use of vacation homes in the rental arrangement.

     Sonesta may terminate the Operating Agreement for the following reasons, among others: either the construction of the Resort has not begun by April 1, 2005, or the Commencement Date has not occurred by January 5, 2007; TDSR fails to construct the Resort in substantial compliance with certain specifications acceptable to Sonesta; the number of qualified vacation homes enrolled in the voluntary rental arrangement drops below 150 at any time during the Term for a period of four consecutive months; the operating profit is materially reduced or Sonesta's control over the management or operation of the rental program is materially diminished by TDSR, Hospitality or certain other parties; Hospitality is in default under the Operating Agreement and fails to cure such default as provided therein; TDSR or Hospitality makes an assignment of their property for the benefit of creditors, file a petition for adjudication as a bankrupt, for reorganization, or for an arrangement under any bankruptcy or insolvency law; or any voluntary petition under any such law is filed against TDSR or Hospitality and not dismissed within ninety days thereafter. Hospitality may terminate the Operating Agreement for similar reasons regarding default in Sonesta's performance, an assignment by Sonesta of Sonesta's property, and voluntary or involuntary petitions by or against Sonesta regarding bankruptcy or insolvency. Hospitality may also terminate the Operating Agreement if either Sonesta or Sonesta International Hotels Corporation undergoes a change of control or if twenty percent (20%) of the vacation homes in the voluntary rental arrangement that are owned or controlled by parties that are not affiliated with TDSR or Hospitality drop out of such program for a period exceeding sixty continuous days during any twelve month period as a result of operational concerns.

     The parent companies of both contract parties will guarantee the performance of their respective subsidiaries pursuant to that certain Mutual Guarantee Agreement by and between American Leisure Holdings, Inc. and Sonesta International Hotels Corporation (the "Mutual Guarantee").

     The foregoing descriptions of the Operating Agreement and the Mutual Guarantee are qualified in their entirety by reference to the actual terms of the respective agreements. The Operating Agreement is filed herewith as Exhibit
10.1. The Mutual Guarantee will be filed as an exhibit to a subsequent filing with the Commission.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

10.1 Operating Agreement dated January 29, 2005 by and between American Leisure Hospitality Group, Inc. and Sonesta Orlando, Inc.

99.1     Press Release

     The Company will file copies of additional material definitive agreements related to the Operating Agreement as exhibits to a subsequent filing with the Commission.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Leisure Holdings, Inc.

February 2, 2005

/s/ Malcolm J. Wright
---------------------
Malcolm J. Wright
Chief Executive Officer

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